AMENDMENT TO

CONVERTIBLE NOTE PURCHASE AGREEMENT AND NOTE

PARALLAX HEALTH SCIENCES, INC.

THIS FIRST AMENDMENT TO THE CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT AND NOTE (the “Amendment”) is executed as of this __ day of June, 2018 (the “Effective Date”) by and between Parallax Health Sciences, Inc., a Nevada corporation, with its principal office at 1327 Ocean Ave., Suite M, Santa Monica, CA 90401, (the “Company”) and _________________________, (the “Purchaser”).

WITNESSETH:

WHEREAS, previously, the Company and Purchaser entered into that certain Convertible Promissory Note Purchase Agreements (the “Note Purchase Agreement”), together with the Note Agreements (each a “Note” and collectively the “Notes”);

WHEREAS, the Company and Purchaser desire to amend each of the Note Purchase Agreements and the Notes as set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto amend the Note Purchase Agreement and the Note as follows:

1.In the Note Purchase Agreement, the definition of “Initial Offering” in Section 1.1 shall be replaced in its entirety to read as follows:

“Initial Offering” shall be the Company’s offering of the Notes in an amount not to exceed an aggregate principal amount of $600,000.

2.In the Note Purchase Agreement, Section 2.1 shall be replaced in its entirety to read as follows:

2.1.Closings. At each Closing, the Company agrees to borrow the Loan Amount from, and issue a corresponding Note equal to the Loan Amount to each Purchaser participating at such Closing, and, subject to the terms and conditions contained herein, each such Purchaser severally agrees to loan to the Company the Loan Amount set forth on the signature page to this Agreement. The initial closing (the “Initial Closing”) of the transactions hereunder shall take place at the offices of Company Counsel after the receipt by the Company of an aggregate Loan Amount from Purchasers of at least $150,000 and after it has been determined that all conditions in this Agreement have been met. Following the Initial Closing, the Company may, at subsequent closings (the “Subsequent Closings” and each a “Subsequent Closing”), borrow additional Loan Amounts from Purchasers until such time as the Company has issued Notes with an aggregate principal amount equal to $600,000 provided however that the Company will not issue any Notes greater than the Initial Offering without the consent of Purchasers holding, together, at least 70% of the Shares on an as-converted basis (assuming for such purpose the conversion of all outstanding Notes into Shares). At each Closing, funds equal to the Loan Amount of each Purchaser shall be delivered to the Company and the Company shall deliver to each such Purchaser his, her or its respective the Note as provided herein and the other items set forth in Section 2.2 issuable at such Closing.

3.In the Note Purchase Agreement, Section 3.1(g) shall be replaced in its entirety to read as follows:

3.1.(g) Capitalization. The number of Shares issued and outstanding as of April 1, 2018 is 152,444,530 and all of such Shares are held in accordance with the capital table included in Exhibit C. Pursuant to the terms of the Transaction Documents, 13,000,000 Shares have been reserved for issuance to Purchasers. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents except for the Purchasers. Except for the Notes and Warrants, other than as listed in the capitalization table in Exhibit C attached, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any Shares, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Shares, or securities or rights convertible or exchangeable into Shares. The issuance and sale of the Notes, Warrants and the Shares will not obligate the Company to issue Shares or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale of the Notes, Warrants or Shares.

4.A new Section 6(g) shall be added to the Note to read as follows:

(g) SEC Reporting. “The Company is not current in its financial reporting requirements with the U.S. Securities and Exchange by August 31, 2018, the (“Trigger Event”). The Company shall have thirty (30) days to cure the Trigger Event.”

5.A new Section 8 shall be added to the Note to read as follows:

8. Certain Company Actions Requiring Purchaser Consent. The Company, while the Notes are outstanding, shall not (i) increase number of authorized shares of stock; preferred stock or debt or equity; or pay any dividends on common Stock; (v) sell all or substantially all of its assets or acquire or merge with another business (except where the Issuer is the survivor); (ii) liquidate or dissolve the Company or commit any act of insolvency or bankruptcy; (iii) amend the Articles or Bylaws of the Company (vi) redeem any shares; or issue any additional shares at a price less than $.10 per share; or (v) take any action that would involve an obligation of $25,000 or more, individually or in a series of related transaction, in each case without first obtaining the prior written consent of the Purchasers (other than trade payables and other accounts payable and purchase money obligations incurred in the ordinary course of business, except as set forth in this Agreement).

6.Section 8 of the Note title Miscellaneous shall be changed to read Section 9 Miscellaneous.

7.Limited Effect. Except as amended hereby, the Note Purchase Agreement, the Note, and the Warrant shall remain in full force and effect, and the valid and binding obligation of the parties thereto.

8.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, have caused this First Amendment to Convertible Promissory Note Purchase Agreement and Note to be duly executed and delivered as of the date first written above.

On Behalf of Company

By: Paul R. Arena

Title:Chief Executive Officer

On Behalf of Purchaser

By:

Title: